As filed with the Securities and Exchange Commission on May 16, 2012

Registration No. 333-159029
Registration No. 333-150725
Registration No. 333-122484
Registration No. 333-122483
Registration No. 333-115321
Registration No. 333-115320
Registration No. 333-60074
Registration No. 333-31290
Registration No. 333-93101
Registration No. 333-80435
Registration No. 33-56789
Registration No. 33-68370

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-159029
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-150725
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-122484
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-122483
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-115321
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-115320
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-60074
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-31290
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-93101
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-80435
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-56789
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-68370

UNDER THE SECURITIES ACT OF 1933
________________________

THOMAS & BETTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Tennessee		22-1326940
(State of Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
8155 T&B Boulevard Memphis, Tennessee 38125
(Address of Principal Executive Offices)

________________________

Thomas & Betts Corporation Employees’ Investment Plan
Thomas & Betts Corporation 2008 Stock Incentive Plan
Thomas & Betts Corporation 1993 Management Stock Ownership Plan
Thomas & Betts Corporation Nonemployee Directors Equity Compensation Plan
Thomas & Betts Corporation Equity Compensation Plan
Thomas & Betts Corporation 2001 Stock Incentive Plan
Thomas & Betts Corporation Nonemployee Directors Stock Option Plan
Thomas & Betts Corporation Deferred Fee Plan for Nonemployee Directors
(Full Title of Plans)

W. David Smith, Jr., Esq. Chief Compliance Officer, Assistant General Counsel and Assistant Secretary Thomas & Betts Corporation 8155 T&B Boulevard Memphis, Tennessee 38125 (901) 252-8000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Thomas & Betts Corporation (the “Registrant”):

•
Registration Statement No. 333-159029 pertaining to the registration of 250,000 shares of common stock, par value $0.10 per share, of the Registrant (the “Common Stock”) issuable under the Thomas & Betts Corporation Employees’ Investment Plan.

•	Registration Statement No. 333-150725 pertaining to the registration of 4,500,000 shares of Common Stock issuable under the Thomas & Betts Corporation 2008 Stock Incentive Plan.

•	Registration Statement No. 333-122484 pertaining to the registration of 3,629,706 shares of Common Stock issuable under the Thomas & Betts Corporation 1993 Management Stock Ownership Plan.

•	Registration Statement No. 333-122483 pertaining to the registration of 250,000 shares of Common Stock issuable under the Thomas & Betts Corporation Employees’ Investment Plan.

•	Registration Statement No. 333-115321 pertaining to the registration of 1,700,000 shares of Common Stock issuable under the Thomas & Betts Corporation Nonemployee Directors Equity Compensation Plan.

•	Registration Statement No. 333-115320 pertaining to the registration of 3,500,000 shares of Common Stock issuable under the Thomas & Betts Corporation Equity Compensation Plan.

•	Registration Statement No. 333-60074 pertaining to the registration of 2,500,000 shares of Common Stock issuable under the Thomas & Betts Corporation 2001 Stock Incentive Plan.

•	Registration Statement No. 333-31290 pertaining to the registration of 100,000 shares of Common Stock issuable under the Thomas & Betts Corporation Nonemployee Directors Stock Option Plan.

•	Registration Statement No. 333-93101 pertaining to the registration of 500,000 shares of Common Stock issuable under the Thomas & Betts Corporation Employees’ Investment Plan.

•	Registration Statement No. 333-80435 pertaining to the registration of 100,000 shares of Common Stock issuable under the Thomas & Betts Corporation Deferred Fee Plan for Nonemployee Directors.

•	Registration Statement No. 33-56789 pertaining to the registration of 300,000 shares of Common Stock issuable under the Thomas & Betts Corporation Employees’ Investment Plan.

•	Registration Statement No. 33-68370 pertaining to the registration of 2,400,000 shares of Common Stock issuable under the Thomas & Betts Corporation 1993 Management Stock Ownership Plan.

On May 16, 2012, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 29, 2012, by and among the Registrant, ABB Ltd (“ABB”) and Edison Acquisition Corporation, a wholly-owned indirect subsidiary of ABB (“Merger Sub”), Merger Sub was merged with and into the Registrant, with the Registrant continuing as the surviving corporation and as a wholly-owned indirect subsidiary of ABB (the “Merger”).

As a result of the Merger, the Registrant has terminated any offerings of securities pursuant to the Registration Statements.  In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a Post-Effective Amendment, any of the securities that had been registered for issuance but that remain unsold at the termination of the offering, the Registrant hereby removes from registration any securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Thomas & Betts Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 16th day of May, 2012.

THOMAS & BETTS CORPORATION

By:	/s/ W. David Smith, Jr.
	Name:	W. David Smith, Jr.
	Title:	Assistant Secretary and Assistant General Counsel

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.